Exhibit 99.1

ARMOUR Residential REIT, Inc. Reports 18.7%

Annualized ROE from Taxable REIT Income for Q4 2011

VERO BEACH, FL -- March 6, 2012 -- ARMOUR Residential REIT, Inc. (NYSE: “ARR” and NYSE Amex: “ARR.WS”) (“ARMOUR” or the “Company”) today announced financial results for the quarter and year ending December 31, 2011.

 Fourth Quarter 2011 Highlights and Current Financial Information

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Q4 2011 estimated taxable REIT income of approximately $28.9 million or  $0.33 per weighted average share outstanding

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Q4 2011 estimated Core Income of approximately $18.8 million or $0.22 per weighted average share outstanding

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Q4 2011 GAAP income of approximately $23.7 million or $0.27 per weighted average share outstanding

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Q4 2011 estimated taxable REIT income results equal annualized yield on Q4 2011 weighted average additional paid-in capital of 18.7%

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Q4 2011 estimated Core Income results equal annualized yield on Q4 2011 weighted average additional paid-in capital of 12.1%

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Q4 2011 weighted average shares outstanding of 86,817,017

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Q4 2011 weighted average additional paid-in capital of $620.6 million

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Additional paid-in-capital as of December 31, 2011 was $678.6 million or $7.11 per share outstanding

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Stockholders’ Equity as of December 31, 2011 was $626.6 million or $6.57 per share outstanding, Book Value

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Q4 2011 average yield on assets of 2.60% and average net interest margin of 1.62%

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Q4 2011 annualized average principal repayment rate (CPR) of 19.3%

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During Q4 2011 the Company sold approximately $1.1 billion in Agency Hybrid mortgages resulting in approximately $10.2 million in gains

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For the year ended December 31, 2011, estimated taxable REIT income of approximately $87.7 million

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For the year ended December 31, 2011, estimated Core Income of approximately $70.8 million

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For the year ended December 31, 2011, GAAP loss of approximately $9.4 million

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For the year ended December 31, 2011, dividends paid of approximately $87.3 million

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As of December 31, 2011, there were 95,436,949 common shares outstanding

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The ARMOUR Residential REIT, Inc. monthly “Company Update” can be found at www.armourreit.com.

The Company issued 10,678,444 shares of common stock during Q4 2011, which increased the number of shares outstanding from the end of Q3 2011 by 13.0%. These changes were material to the Company and significantly affected reported results on a comparable quarter-over-quarter basis. Therefore, some quarterly comparisons will not be meaningful or may be misleading. Economies of scale are achieved as the Company’s equity continues to grow.

Q4 2011 Results

Taxable REIT Income and Core Income

Estimated taxable REIT income for the quarter ended December 31, 2011 was approximately $28.9 million. The weighted average additional paid-in capital for the quarter ended December 31, 2011, was $620.6 million. The weighted average shares outstanding for the quarter ended December 31, 2011, were 86,817,017. The estimated annual taxable REIT income represents an annualized return on average additional paid-in capital for the quarter of 18.7%. The Company distributes dividends based on its estimate of taxable earnings per common share, not based on earnings calculated in accordance with Generally Accepted Accounting Principles (GAAP). Taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company's derivatives, which the company uses as hedges. These unrealized losses are included in GAAP earnings whereas, unrealized valuation changes are not included in taxable income.

Estimated Core Income for the quarter ended December 31, 2011, was approximately $18.8 million. During Q4 2011 the Company sold approximately $1.1 billion in Agency Hybrid mortgages resulting in approximately $10.2 million in gains. The difference

ARMOUR Residential REIT, Inc. Reports 18.7% Annualized ROE from Taxable REIT

Income for Q4 2011

March 6, 2012

between estimated taxable REIT income and estimated Core Income is largely due to these gains. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives, and certain non-recurring expenses.  Core Income may differ from GAAP earnings as GAAP earnings include the unrealized change in the value of the Company’s derivative instruments.

GAAP Earnings

During the quarter ended December 31, 2011, the Company reported GAAP income of approximately $23.7 million. This amount included the unrealized decline in the value of derivatives of approximately $5.2 million, which accounts for the majority of the difference between estimated taxable REIT income and GAAP earnings for the quarter.

Dividends

For the quarter ended December 31, 2011, the Company declared dividends of $0.11 per share outstanding for each month of the quarter. The dividend payments for the fourth quarter of 2011 totaled $29.0 million as compared to estimated taxable REIT income available to pay dividends of $28.9 million (approximate taxable REIT income in Q4 2011). During the year ended December 31, 2011, $87.3 million of dividends were paid from our estimated taxable REIT income of approximately $87.7 million. An additional amount of $0.006 per common share outstanding, or $0.6 million in the aggregate, of taxable income related to the year ended December 31, 2011 was paid on January 30, 2012.

Share Count and Equity Capital Raises in Q4 2011

The Company issued 9,200,000 shares of common stock in follow-on public offerings at an average price of $6.80 per share during the fourth quarter of 2011. The Company issued 1,472,337 shares during the fourth quarter of 2011 under its dividend reinvestment plan at a weighted average price of $6.82 per share. As of December 31, 2011, there were 95,436,949 common shares outstanding.

Portfolio

The Company’s portfolio consisted of Fannie Mae, Freddie Mac, and Ginnie Mae mortgage securities and was valued at $5.4 billion as of December 31, 2011. During the fourth quarter of 2011, the annualized yield on average assets was 2.60%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.98% resulting in a net interest spread of 1.62% for the quarter.

The $5.4 billion portfolio of Agency Securities at December 31, 2011, consisted of 47.8% fixed rate Agency Securities, 100.0% of which have 20 year final maturities or shorter. The Company's portfolio also consisted of 51.5% Hybrid ARMs and 0.7% ARMs. The Company defines “Hybrid ARMs” as adjustable rate Agency Securities with longer than 18 months to rate reset and “ARMs” as adjustable Agency Securities with rate resets shorter than 19 months.

Portfolio Financing, Leverage, and Interest Rate Hedges

As of December 31, 2011, the Company financed its portfolio with approximately $5.3 billion of borrowings under repurchase agreements. The Company’s debt to equity ratio, as measured to additional paid-in-capital, as of December 31, 2011, was 7.87 to 1. The Company’s debt-to-shareholder equity ratio as of December 31, 2011, was 8.52 to 1.

As of December 31, 2011, the Company’s repurchase agreements had a weighted-average maturity of approximately 18 days. The Company also uses interest rate swap contracts and Eurodollar futures to hedge financing rate risk.  As of December 31, 2011, the Company had a notional amount of $2.8 billion of various maturities of interest rate swaps with a weighted average swap rate of 1.5%. As of December 31, 2011, the Company had a notional amount of $131.0 million of various maturities of Eurodollar futures contracts sold at a weighted average swap equivalent rate of 1.8%.

Book Value

The Company’s book value (shareholders’ equity) on December 31, 2011, was $626.6 million or $6.57 per each of the 95,436,949 common shares outstanding. Additional paid-in-capital (Historic Book Equity) as of December 31, 2011, was $678.6 million or $7.11 per share outstanding.

ARMOUR Residential REIT, Inc. Reports 18.7% Annualized ROE from Taxable REIT

Income for Q4 2011

March 6, 2012

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. ARMOUR plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. The following table reconciles ARMOUR’s consolidated results from operations to taxable REIT income for the quarter and the year ended December 31, 2011:

	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2011

GAAP net income (loss)	23,706,607	(9,442,054)
Add: GAAP net loss of taxable REIT subsidiary included above	5,120	17,018
GAAP net income (loss) from REIT operations	23,711,727	(9,425,036)

Add: Unrealized loss on derivatives	5,196,000	97,086,940
Add: Non-deductible Federal income tax expense	37,050	51,313
Add: Other non-deductible items	315	7,247
Estimated taxable REIT income	28,945,092	87,720,464

ARMOUR believes that the foregoing reconciliation of taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because taxable REIT income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, taxable REIT income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage backed securities, issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC. ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission (“SEC”).  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: Investor Contact: investors@armourreit.com

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340